Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the:

(1) WisdomTree Investments, Inc. 1993 Stock Option Plan,

(2) WisdomTree Investments, Inc. 1996 Performance Equity Plan,

(3) WisdomTree Investments, Inc. 2000 Performance Equity Plan,

(4) WisdomTree Investments, Inc. 2001 Performance Equity Plan,

(5) WisdomTree Investments, Inc. 2005 Performance Equity Plan,

(6) Stock Option Agreements dated as of January 28, 2010 and February 5, 2010 between the WisdomTree Investments, Inc. and David Abner,

(7) Stock Option Agreement dated as of January 28, 2010 between the WisdomTree Investments, Inc. and Bruce Lavine,

(8) Stock Option Agreement dated as of January 28, 2010 between the WisdomTree Investments, Inc. and Richard Morris,

(9) Stock Option Agreement dated as of July 30, 2003 between the WisdomTree Investments, Inc. and Drake Mosier,

(10) Stock Option Agreement dated as of January 28, 2010 between the WisdomTree Investments, Inc. and Amit Muni,

(11) Stock Option Agreement dated as of November 10, 2004 between the WisdomTree Investments, Inc. and Jeremy Siegel,

(12) Stock Option Agreement dated as of March 17, 2004 between the WisdomTree Investments, Inc. and Luciano Siracusano,

(13) Stock Option Agreements dated as of April 3, 2002 (as amended on November 10, 2004), March 17, 2004 (as amended on November 10, 2004), November 10, 2004 and January 26, 2009 between the WisdomTree Investments, Inc. and Jonathan Steinberg,

(14) Stock Option Agreement dated as of March 17, 2004 between the WisdomTree Investments, Inc. and Jeremy Rayne Steinberg,

(15) Stock Option Agreement dated as of November 10, 2004 between the WisdomTree Investments, Inc. and Michael Steinhardt, and

(16) Stock Option Agreement dated as of January 28, 2010 between the WisdomTree Investments, Inc. and Peter Ziemba;

of WisdomTree Investments, Inc. of our report dated March 31, 2011, with respect to the consolidated financial statements of WisdomTree Investments, Inc. for the three years ended December 31, 2010 included in its Amendment 2 on Form 10 filed with the Securities and Exchange Commission on June 28, 2011.

/s/ Ernst & Young LLP

New York, New York

September 1, 2011